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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Historical Financial Information" and "Experts" and to the use of our reports dated December 3, 1993, with respect to the consolidated financial statements of EPIC Holdings, Inc. and subsidiaries and EPIC Healthcare Group, Inc. and subsidiaries included in Amendment No. 3 to the Registration Statement (Form S-3 No. 33-52401) and related Prospectus of Healthtrust, Inc. -- The Hospital Company for the registration of 6,220,404 shares of its common stock.


                                          Ernst & Young

Dallas, Texas

April 22, 1994